Exhibit 5

                         LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
                              125 West 55th Street
                             New York, NY 10019-5389


                                          October 22, 1996


Public Service Company of Colorado
1225 17th Street
Denver, Colorado  80202

      Re:  Public Service Company of Colorado --
            $400,000,000 in Aggregate Principal Amount of
            First Collateral Trust Bonds
            ---------------------------------------------
Dear Sirs:

            We are acting as counsel for Public Service Company of Colorado (the "Company") in connection with the proposed issuance and sale of up to $400,000,000 in aggregate principal amount of First Collateral Trust Bonds (the "Securities") of the Company, to be issued in one or more separate series, pursuant to an Indenture dated as of October 1, 1993, and the indentures supplemental thereto, including one or more supplemental indentures to be
entered  into  in  connection   with  the  issuance  of  the   Securities   (the
"Indenture"), between the Company and First Trust of New York, National Association, as successor trustee thereunder (the "Trustee").

            As such counsel, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

            Upon the basis of the foregoing examination and subject to the limitations contained herein, we are of the opinion that:


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Public Service Company of Colorado
October 22, 1996
Page 2


                  (a) when (i) the Registration Statement that is being filed with the Securities and Exchange Commission with respect to the Securities has become effective under the Securities Act of 1933, as amended (the "Act") and (ii) the Prospectus relating to the Securities has been duly supplemented with respect to the Securities of a particular series, and, as so supplemented, duly filed under the Act, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Securities of such series (except under the so-called "blue-sky" or securities laws of the several states, as to the applicability of which we do not express an opinion);

                  (b) when the Board of Directors of the Company has approved the terms and conditions of the Supplemental Indenture creating a series of Securities and the terms and conditions relating to the issuance and sale of the Securities of such series, the Securities of such series will have been duly authorized by the Company;

                  (c) upon the execution and filing with the Trustee of the proper papers with respect to the Securities of a particular series, the Securities of such series will be issuable under the terms of the Indenture; and

                  (d) upon the execution, authentication and delivery of the Securities of each particular series in accordance with the corporate and governmental authorizations and the instruments referred to above and, upon receipt of payment therefor, the Securities of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits provided by the Indenture on a parity with the Securities of other series which may hereafter be issued thereunder pursuant to the terms thereof.

            We consent to the filing of this opinion with and as a part of said Registration Statement and the use of our name therein and in the related
Prospectus under the caption "Legal Opinions" and in any amendments or supplements to the Registration Statement and Prospectus.

                                Very truly yours,

                              /s/LeBoeuf, Lamb, Greene & MacRae, L.L.P